UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2019

2050 MOTORS, INC.

(Exact name of Registrant as specified in its Charter)

CALIFORNIA	001-13126	83-3889101
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

25 N River Lane Suite 2050, Geneva, IL 60134

(Address of principal executive offices)

(630) 708-0750

(Registrant’s Telephone Number)

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2) [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act [X]

2050 Motors, Inc. is referred to herein as “we”, “us”, or “us”

ITEM 8.01 Other Events

On August 23, 2019, 2050 Motors, Inc. engaged Crisco Shaw Consulting, LLC d/b/a CSC Analytics (“CSC Analytics”) to create a UI system to be integrated into dongles to provide streaming content with integration for social media products and customer-focused ad channels. The project will be completed in over an estimated period of four (4) months, with four payments totaling cash of $25,000 and 75,000 Series B Preferred Shares convertible into 75,000,000 common shares of 2050 Motors. CSC Analytics may request some or all of the cash portion to be paid in additional Series B Preferred Shares. Concurrent with R&D, 2050 will engage project managers for content, network design, build and operation, billing and support services and introduce CSC Analytics and its affiliates to 2050’s social network development group, MarkUp Designs Ltd., which is currently coding and hosting www.Kanab.Club.

Item 9.01. Exhibits

(a) Exhibits. The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	CSC UI / Dongle Development Proposal – August 23, 2019
10.2	CSC General Services Agreement – August 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

2050 MOTORS, INC.

Date: August 23, 2019	By:	/s/ Vikram Grover
Vikram Grover
Chief Executive Officer